1. Contract Series and Type

For Assistance, please call 888-517-9900

www.axa.com

A. Series E ($25,000 minimum contribution)

B. Choose a Contract Type.

Non-Qualifi ed

Traditional IRA

Roth IRA

Qualified Plan Defi ned Contribution (QPDC)

Qualified Plan Defi ned Benefi t (QPDB)

C. Total Initial Contribution(s): $ ( Estimated Value Required In Case

of Transfer)

Specify Method(s) of Payment:

AXA Equitable Life Insurance Company

Home Offi ce: 1290 Avenue of the Americas, New York, NY 101 04 Cat. No. 1 53700

Series E

RETIREMENT CORNERSTONE®

SERIES E

Application for an Individual

Annuity

First-Class Mail:

AXA Equitable

Retirement Service Solutions

P.O. Box 1577

Secaucus, NJ 07096-1577

Express Mail:

AXA Equitable

Retirement Service Solutions

500 Plaza Drive, 6th Floor

Secaucus, NJ 07094-3619

1035 Exchange (NQ)

Direct Transfer (IRA, Roth IRA)

Rollover (IRA, Roth IRA)

ICC 14 App 02 RC15 E

PLEASE PRINT

REQUIRED

REQUIRED

X03854_National

AXA Distributors, LLC

2. Account Registration (Please print) (Must be legal resident of U.S.)

A. Owner (Check one)

REQUIRED

☐ Individual ☐ UGMA/UTMA (State ____ Child's SSN ____________)
☐ Custodian (IRA/Roth)

The Owner types below require additional form(s). See the New Business Form Booklet for more information.

☐ Trust ☐ Qualified Plan Trust (DC/DB) ☐ Other Non-Natural Owner

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ____________ **Daytime Phone #** ____________

Owner Name ____
(First) **(Middle Initial)** **(Last)**

Owner Taxpayer Identification Number (Please check one.) ☐ **SSN** ☐ **EIN** ☐ **ITIN** ____________

____
U.S. Primary Residential Address only — No P.O. Box City State Zip Code

If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 9.

Email Address ____

Annuity Commencement Date: The Annuity Commencement Date will be the Contract Date Anniversary following the Annuitant's 95th birthday. If GMIB is elected, the Annuity Commencement Date will be the Contract Date Anniversary following the Owner's 95th birthday if older than the Annuitant. You may commence Annuity payments earlier by submitting a written request to our Processing Office in accordance with the Contract.

PATRIOT Act Information:[2]

REQUIRED

U.S. Citizen ☐ Yes ☐ No If **yes**, check one: ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

If **no**, check either: ☐ U.S. Visa (Complete below) or ☐ Permanent Resident (Green Card) (Copy of document required)

____
Identification/Passport# Exp. Date U.S. Visa Type (if applicable)

____
Your Employer's Name Your Occupation

[2] The annuitant must complete this section if the owner is not an individual.

B. Joint Owner (Must be legal resident of U.S.) NQ only

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ____________ **Daytime Phone #** ____________

Name ____
(First) **(Middle Initial)** **(Last)**

Taxpayer Identification Number (Please check one.) ☐ **SSN** ☐ **ITIN** ____________

____
U.S. Primary Residential Address — No P.O. Box City State Zip Code

Email Address ____

Joint Owner Form of Identification (Please check one) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

____
Identification Number Exp. Date (MM/DD/YYYY)

ICC14 App 02 RC15 E

Retirement Cornerstone — Series E
Page 2 of 9

C. Annuitant (Required if other than Owner)[1]

☐ Male ☐ Female Date of Birth (MM/DD/YYYY) ____________ Daytime Phone # ____________

Name ____
(First) (Middle Initial) (Last)

Taxpayer Identification Number (Please check one.) ☐ SSN ☐ ITIN ____________

U.S. Primary Residential Address only — No P.O. Box City State Zip Code

[1] Annuitant must complete the PATRIOT Act Information section on the previous page if the owner is NOT an individual.

D. Joint Annuitant

- For NQ 1035 Exchange Contracts that are Joint Annuitants who are spouses.

☐ Male ☐ Female Date of Birth (MM/DD/YYYY) ____________ Daytime Phone # ____________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐ SSN ☐ ITIN

U.S. Primary Residential Address only — No P.O. Box City State Zip Code

3. Beneficiary(ies) (Please use Special Instructions for Additional Beneficiaries)

REQUIRED

Please enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.

A. Primary

1. ____________ ____% ____________
Primary Beneficiary Name Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ____________ ____________
Date of Birth (MM/DD/YYYY)
Address Phone #

2. ____________ ____% ____________
Primary Beneficiary Name Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ____________ ____________
Date of Birth (MM/DD/YYYY)
Address Phone #

B. Contingent

1. ____________ ____% ____________
Contingent Beneficiary Name Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ____________ ____________
Date of Birth (MM/DD/YYYY)
Address Phone #

2. ____________ ____% ____________
Contingent Beneficiary Name Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ____________ ____________
Date of Birth (MM/DD/YYYY)
Address Phone #

[1] Please enter the relationship to the annuitant when the Owner is not an Individual.

ICC14 App 02 RC15 E

Retirement Cornerstone — Series E
Page 3 of 9

4. Optional Guaranteed Benefit Rider Elections

REQUIRED

These optional riders are purchased for an additional charge. You should read the prospectus, disclosure on page 8 and applicable supplements for more complete information including the limitations, restrictions, charges and other information that apply to these features before making a selection.

The death benefit, if any, in connection with the Investment Account Value is equal to amounts in the Investment Account Investment Options.

- The benefit riders are optional and may only be chosen at the time of the application. There are additional charges for these riders, unless otherwise noted.
- Benefits under these riders apply only to amounts allocated to the Protected Benefit Account Investment Options.
- You may allocate amounts to the Protected Benefit Account Investment Options immediately or at a future date, subject to the terms and limitations of the contract.
- If you do not allocate amounts to the Protected Benefit Account Investment Options, these rider(s) will have no value under your Contract until you allocate amounts at a future date.

REQUIRED

4A: Guaranteed Minimum Income Benefit (GMIB) and Guaranteed Minimum Death Benefit (GMDB)

- **You must make an election in 1 or 2 below.**
- **GMIB is declined unless you make an election in 1 below.**
- **If GMIB is elected, we will issue it with the Automatic Reset program unless you opt-out in Section 4B.**

1. Combination GMIB Two-Year Lock with GMDB

☐ **Yes,** I wish to elect **GMIB Two-Year Lock and Greater of Annual Roll up to age 85 or Highest Anniversary Value to age 85 death benefit** (Available for Owner issue ages 20-65)

☐ **Yes,** I wish to elect **GMIB Two-Year Lock and Highest Anniversary Value to age 85 death benefit** (Available for Owner issue ages 20-80)

☐ **Yes,** I wish to elect **GMIB Two-Year Lock and Return of Principal death benefit**[1] (Available for Owner issue ages 20-80)

2. GMDB Only (without GMIB)

☐ **RMD Wealth Guard GMDB**[2] **without GMIB** (Available for Owner issue ages 20-65)

☐ **Highest Anniversary Value to age 85 death benefit without GMIB** (Available for Owner issue ages 0-80)

4B: Annual Reset Election

- **If you elect GMIB Two-Year Lock in Section 4A, your contract will automatically issue with the Automatic Reset program.**
- **The Automatic Reset program resets the GMIB and if elected the "Greater of" GMDB each year that you are eligible.**

If you accept the Automatic Reset program, resets will occur automatically unless such automatic resets are or have been terminated. The reset will result in a new waiting period to exercise the GMIB of up to the later of 10 years or the original exercise date, but not later than age 95.

To opt out of the Automatic Reset Program, please check the box below.

☐ I decline the Automatic Reset Program.

Or to elect a Customized Reset Program, check the box below.

☐ **Customized Reset Program** Reset my GMIB and if elected "Greater of" GMDB each year up to and including the contract anniversary date in the year ______ (YYYY) only. I understand that resets will only occur during this time period if I am eligible.

---

[1] There is no charge for the Return of Principal death benefit.
[2] Available for Traditional IRA and QPDC only.

ICC14 App 02 RC15 E

Retirement Cornerstone — Series E
Page 4 of 9

5. Investment Selection

REQUIRED

- You must allocate 100% of your initial contributions to either the Investment Options in Section 5A **OR** any Special DCA in Section 5B.
- All future allocations will be apportioned according to the percentages below unless instructed otherwise by you.
- Contributions received after the Special DCA program terminates will be allocated to the Investment Account Investment Options and the Protected Benefit Account Investment Options according to the instructions below.
- If you do not allocate amounts to the Protected Benefit Account Investment Options, the guaranteed benefits will have no value under your contract until you allocate amounts at a future date.

PROTECTED BENEFIT ACCOUNT Investment Options	INVESTMENT ACCOUNT Investment Options
Total Allocation to Protected Benefit Account Investment Options _______% (percent must be a whole number) **Please see the Protected Benefit Account Investment Options section at the bottom of page 5 to select your allocations.**	**Total Allocation to Investment Account Investment Options** _______ **%** (percent must be a whole number) **Please see the Investment Account Investment Option section on page 6 to select your allocations.**

Total Investment Account Investment Options percentage plus Protected Benefit Account Investment Options percentage must equal 100%.

Choose either 5A or 5B below.

REQUIRED

5A: Immediate Allocation

☐ Allocate 100% immediately to the Investment Account Investment Options and/or the Protected Benefit Account Investment Options.

5B: Special Dollar Cost Averaging Programs

☐ Allocate 100% immediately to the Special Dollar Cost Averaging Program selected below.

Check box for one time period.

☐ 3 months ☐ 6 months ☐ 12 months

- You may designate either or both the Investment Account Investment Options and the Protected Benefit Account Investment Options as the destination Option for DCA.
- If you select the Protected Benefit Account Investment Options, your funds will be considered invested in the Protected Benefit Account from the date of contribution. The destination cannot be changed to the Investment Account Investment Options at a later date.

PROTECTED BENEFIT ACCOUNT Investment Options

If you allocated 100% to the Investment Account Investment Options proceed to page 6 to enter your allocation instructions.

Percentages must be whole numbers

Allocation %	Asset Allocation
_______%	AXA Aggressive Strategy GB
_______%	AXA Balanced Strategy GB
_______%	AXA Conservative Growth Strategy GB
_______%	AXA Conservative Strategy GB
_______%	AXA Growth Strategy GB
_______%	AXA Moderate Growth Strategy GB
_______%	EQ/AllianceBernstein Dynamic Wealth Strategies GB
100%	**Protected Benefit Account Investment Options***

* This amount represents 100% of the percentage shown above in the Protected Benefit Account Investment Options section.

ICC14 App 02 RC15 E

Retirement Cornerstone — Series E
Page 5 of 9

INVESTMENT ACCOUNT Investment Options

Percentages must be whole numbers

Allocation %

Asset Allocation

______% All Asset Aggressive - Alt 25
______% All Asset Growth - Alt 20
______% All Asset Moderate Growth - Alt 15
______% EQ/AllianceBernstein Dynamic Wealth Strategies
______% AXA Aggressive Strategy
______% AXA Balanced Strategy
______% AXA Conservative Growth Strategy
______% AXA Conservative Strategy
______% AXA Growth Strategy
______% AXA Moderate Allocation
______% AXA Moderate Growth Strategy
______% BlackRock Global Allocation V.I. Fund
______% Charter℠ International Moderate
______% Charter℠ Moderate
______% Charter℠ Moderate Growth
______% Charter℠ Real Assets
______% First Trust/Dow Jones Dividend & Income Allocation Portfolio
______% First Trust Multi Income Allocation Portfolio
______% Franklin Founding Funds Allocation VIP Fund
______% Franklin Income VIP Fund
______% Invesco V.I. Equity and Income Fund
______% Ivy Funds VIP Asset Strategy
______% Legg Mason Dynamic Multi-Strategy VIT Portfolio
______% Principal SAM Conservative Growth Portfolio
______% Principal SAM Strategic Growth Portfolio
______% 7Twelve Balanced Portfolio

Large Cap Blend Stocks

______% ClearBridge Variable Appreciation Portfolio
______% EQ/Common Stock Index
______% EQ/Equity 500 Index
______% Fidelity® VIP Contrafund® Portfolio
______% Franklin Rising Dividends VIP Fund
______% Hartford Capital Appreciation HLS Fund
______% MFS® Investors Trust Series

Large Cap Growth Stocks

______% BlackRock Large Cap Growth V.I. Fund
______% ClearBridge Variable Aggressive Growth Portfolio
______% Hartford Growth Opportunities HLS Fund
______% Ivy Funds VIP Dividend Opportunities
______% EQ/Large Cap Growth Index
______% AXA/Loomis Sayles Growth
______% MFS® Investors Growth Stock Series
______% Multimanager Aggressive Equity
______% EQ/T. Rowe Price Growth Stock

Large Cap Value Stocks

______% AXA Large Cap Value Managed Volatility
______% EQ/BlackRock Basic Value Equity
______% EQ/Boston Advisors Equity Income
______% ClearBridge Variable Equity Income Portfolio
______% EQ/Invesco Comstock
______% Invesco V.I. Diversified Dividend Fund
______% EQ/Large Cap Value Index

Mid Cap Stocks

______% American Century VP Mid Cap Value Fund
______% AXA Mid Cap Value Managed Volatility
______% ClearBridge Variable Mid Cap Core Portfolio
______% Fidelity® VIP Mid Cap Portfolio
______% Goldman Sachs VIT Mid Cap Value Fund
______% Invesco V.I. Mid Cap Core Equity Fund
______% Ivy Funds VIP Mid Cap Growth
______% EQ/Mid Cap Index
______% EQ/Morgan Stanley Mid Cap Growth
______% Multimanager Mid Cap Growth
______% Multimanager Mid Cap Value

Small Cap Stocks

______% EQ/AllianceBernstein Small Cap Growth
______% Charter℠ Small Cap Value
______% EQ/GAMCO Small Company Value

Allocation %

Small Cap Stocks (continued)

______% Invesco V.I. Small Cap Equity Fund
______% Ivy Funds VIP Small Cap Growth
______% EQ/Small Company Index

International Stocks

______% AllianceBernstein VPS International Growth Portfolio
______% American Funds Insurance Series® Global Small Capitalization Fund℠
______% American Funds Insurance Series® New World Fund®
______% AXA International Core Managed Volatility
______% EQ/Emerging Markets Equity PLUS
______% EQ/International Equity Index
______% Invesco V.I. International Growth Fund
______% Lazard Retirement Emerging Markets Equity Portfolio
______% EQ/MFS International Growth
______% MFS® International Value Portfolio
______% Neuberger Berman International Equity Portfolio
______% EQ/Oppenheimer Global
______% Templeton Developing Markets VIP Fund

Specialty

______% Charter℠ Alt 100 Moderate
______% EQ/GAMCO Mergers and Acquisitions
______% Invesco V.I. Global Real Estate Fund
______% Ivy Funds VIP Energy
______% Ivy Funds VIP Global Natural Resources
______% Ivy Funds VIP Science and Technology
______% MFS® Utilities Series
______% Multimanager Technology
______% EQ/Natural Resources PLUS
______% Neuberger Berman Absolute Return Multi-Manager Portfolio
______% PIMCO VIT CommodityRealReturn® Strategy Portfolio
______% ProFund VP Biotechnology
______% EQ/Real Estate PLUS
______% T. Rowe Price Health Sciences Portfolio - II
______% Van Eck VIP Global Hard Assets Fund

International/Global Bonds

______% Legg Mason BW Absolute Return Opportunities VIT
______% EQ/PIMCO Global Real Return
______% Templeton Global Bond VIP Fund

High Yield Bonds

______% EQ/High Yield Bond
______% Invesco V.I. High Yield Fund
______% Ivy Funds VIP High Income

Bonds

______% American Funds Insurance Series® Bond Fund℠
______% EQ/Core Bond Index
______% Eaton Vance VT Floating-Rate Income Fund
______% Fidelity® VIP Strategic Income Portfolio
______% Franklin Strategic Income VIP Fund
______% EQ/Intermediate Government Bond
______% Lord Abbett Bond Debenture
______% EQ/PIMCO Ultra Short Bond
______% PIMCO VIT Real Return Portfolio
______% PIMCO VIT Total Return Portfolio
______% Putnam VT Diversified Income Fund

Cash/Cash Equivalents

______% Guaranteed Interest Option (GIO) (maximum 25%)
______% EQ/Money Market

100% ______ **Investment Account Investment Options***

TOTAL%

* This amount represents 100% of the percentage is shown above in the Investment Account Investment Option section.

ICC14 App 02 RC15 E

Retirement Cornerstone — Series E
Page 6 of 9

6. Broker Transfer Authority Disclosure

☐ **Yes.** I have granted authority to each of my Registered Representative(s), which are listed below, to act as my agent and provide to AXA Equitable Investment Option transfer instructions in writing, by telephone or electronically, and I hereby authorize and direct AXA Equitable to act on such instructions. I understand and acknowledge that AXA Equitable (i) may rely in good faith on the stated identity of the person(s) placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as we receive written notification in our Processing Office that broker transfer authority has been terminated. Upon receipt of such notification, AXA Equitable will terminate the Registered Representative's(s') ability to provide transfer instructions on your behalf. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

7. Current Insurance

BOTH questions in the Owner Response and the Registered Representative Response columns must be completed and match for the contract to be issued.

REQUIRED

Replacement Questions	Owner Response	Registered Representative Response
1. Does the Owner have any other existing life insurance or annuities? *(If yes, a State Replacement Form is required by NAIC model regulation states even if you answer no for question 2.)*	☑ Yes ☐ No	☑ Yes ☐ No
2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued on the life of the Owner? *(If yes, complete the following below and submit a State Replacement Form and Sales Material Form, if required.)*	☑ Yes ☐ No	☑ Yes ☐ No

Company	Type of Plan	Year Issued	Certificate/Contract Number

Company	Type of Plan	Year Issued	Certificate/Contract Number

Company	Type of Plan	Year Issued	Certificate/Contract Number

8. Fraud Warning

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

9. Special Instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 2, please complete the following:

Mailing Address — P.O. Box accepted	City	State	Zip Code

10. Electronic Delivery

☐ **I authorize AXA Equitable to send all documents regarding my contract to me electronically. This means that my contract, contract endorsements, annuity statements, confirmation notices, privacy policy, prospectuses and all other notices regarding my contract will be sent to me electronically.**

My email address is[1]:________________________________

This authorization will continue unless and until revoked and means that AXA Equitable will send an email or notice to me when documents are available on AXA Equitable's website. Please logon to axa.com to update your email address, revoke your authorization for electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons.

To receive and view such documents electronically, I understand I must register (with a user name and password) for online account access with AXA Equitable. Upon issuance of your contract you will receive an email providing a temporary password and instructions to register for online account access. Through this online account you can view, download or save statements and other documents to your home computer. If the email provided is not a valid address, you will receive paper versions of your statements and other contract related documents. When you agree to do transactions electronically on axa.com, you agree to the disclosures, terms and requirements pertaining to electronic transactions set forth on the website.

[1]Other non-natural owners (such as trusts): please provide the email address of the authorized signatory.

ICC14 App 02 RC15 E

Retirement Cornerstone — Series E
Page 7 of 9

11. Signature and Acknowledgements

GENERAL DISCLOSURE. BY SIGNING BELOW, I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- **Account value(s) attributable to allocations to the investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount.**
- In the case of IRAs and qualified plans that provide tax deferral under the Internal Revenue Code, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral, as the tax deferral feature of the Contract does not provide additional benefits.
- Under penalty of perjury, I certify that all the Taxpayer Identification Numbers citizenship and owner status information in Section 2 are correct.
- All information and statements furnished in this application are true and complete to the best of my knowledge and belief.
- AXA Equitable may accept amendments to this application provided by me or under my authority.
- No Registered Representative has the authority to make or modify any Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable's rights and regulations. AXA Equitable must agree to any change made to the Contract and benefits applied for, or to the age at issue, in writing signed by an officer of the company.
- Charges under the Contract generally apply for the duration of the Contract.
- The prospectus and applicable supplements contain more complete information including the limitations, restrictions and conditions that applies to the Contract and any optional benefit riders.

OPTIONAL GUARANTEED BENEFIT DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- There are additional charges for the elected optional benefit riders, unless otherwise noted in this application.
- To receive the benefits under the rider(s), I/we must allocate amounts to the Protected Benefit Account Investment Options either immediately or at a future date, subject to the terms and limitations of the Contract. If AXA Equitable discontinues transfers and contributions to the Protected Benefit Account Investment Options, I/we will thereafter not be able to create or add to the benefit base.
- The rollup rate used for the rollup benefit bases under GMIB and GMDB (if elected) does not represent a guarantee of my Account Value or Cash Value.
- The benefit base does not represent an Account Value or Cash Value. The benefit base cannot be split in connection with a divorce.
- Unless otherwise declined, eligible contracts will automatically issue with the Automatic Reset program. The Automatic Reset program resets my GMIB and if elected "Greater of" GMDB Rollup Benefit Base each year that I am eligible. Resets will occur automatically unless such automatic resets are or have been terminated. The annual reset will result in a new wait period to exercise the GMIB, of up to the later of 10 years or the original exercise date (but not later than age 95) which may be started beginning on each Contract Date Anniversary that the GMIB and if elected "Greater of" GMDB Rollup Benefit Base is reset. If my Annuity Account Value does not exceed my GMIB benefit base on any Contract Anniversary, no reset will occur. To cancel my reset I must submit a signed and completed reset cancellation request. Any such request must be received at AXA Equitable's processing office at least 1 business day prior to the Contract Date Anniversary to which the cancellation applies. Requests received after this window will apply the following year. I am not able to cancel a reset once it has occurred. For jointly owned Contracts, eligibility to reset the benefit base is based on the age of the older owner.
- AXA Equitable reserves the right to change the charges for the GMIB, the "Greater of" GMDB, and the RMD Wealth Guard GMDB Riders, up to the maximum charges stated in the Contract and prospectus at any time. I will have the option to exercise the GMIB or terminate the GMIB, "Greater of" GMDB or the "RMD Wealth Guard" GMDB Riders if a fee increase is imposed by submitting a written request to AXA Equitable's Processing Office.
- Withdrawals under the Contract may reduce my optional benefit.
- An optional benefit, with the exception of the RMD Wealth Guard GMDB Rider may be of limited use if required minimum distributions apply, now or in the future, to my Contract because withdrawals that are made from this Contract to meet the required amount may significantly reduce the benefit.

Prospectus Information: **I acknowledge that I have received the most current prospectus and supplements, for Retirement Cornerstone®. After reviewing my financial information and goals with my Registered Representative, I believe that this Certificate/Contract will meet my financial goals.**

REQUIRED

Consent for Delivery of Initial Prospectus on CD-ROM:

☐ **Yes.** By checking this box and signing the enrollment form/application below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD", and that my computer has a CD drive and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print or download it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 800-789-7771, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service.

Contract State :

We will issue and deliver a contract to you based upon your state of primary residence. If you sign the enrollment form/application in a state other than your primary residence state:

I certify that either: ☐ I have a second residence where the enrollment form/application was signed (the state of sale) **or** ☐ I work or maintain a business in the state where the enrollment form/application was signed (the state of sale). **(Please check one)**

ICC14 App 02 RC15 E

Retirement Cornerstone — Series E
Page 8 of 9

11. Signature and Acknowledgements (continued)

When you sign this application, you are agreeing to the elections that you have made in this application and acknowledge that you have read and understand the information.

REQUIRED

X ______________________ ______ ______
Owner Signature | City, | State | Date (MM/DD/YYYY)

X ______________________ ______ ______
Joint Owner Signature | City, | State | Date (MM/DD/YYYY)

X ______________________ ______ ______
Annuitant Signature (if different than Owner) | City, | State | Date (MM/DD/YYYY)

X ______________________ ______ ______
Joint Annuitant Signature (if different than Owner) | City, | State | Date (MM/DD/YYYY)

12. Registered Representative Information (Please answer both questions)

REQUIRED

A. **Did you (i) verify the identity by reviewing the driver's license/passport of the Owner, (ii) inquire about the source of the customer's assets and income and (iii) confirm that the Proposed Owner is not (nor family member of or associates with) a foreign military, government or political official?** ☐ **Yes** ☐ **No**

B. **Is the Proposed Owner currently an Active Duty* Member of the Armed Forces?** ☐ **Yes** ☐ **No**

(If "**Yes**", you must also submit a complete and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES.)

* Active Duty means full-time in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

X ______________________
Primary Registered Representative Signature | Social Security Number | Rep Code

______________________ ____% ______
Print Name | Phone Number

____
Client Account Number | Email Address | Rep Location

X ______________________
Registered Representative Signature | Social Security Number | Rep Code

______________________ ____% ______
Print Name | Phone Number

Registered Representative Use Only. Contact your home office for program information.

Once selected, program cannot be changed. Certain commission options may not be available through all selling Broker Dealers. Please check with your Broker Dealer for availability.

☐ **Option I**

Retirement Cornerstone — Series E
Cat No. 153700
ICC14 App 02 RC15 E
Page 9 of 9